UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 20, 2016 (May 16, 2016)

Date of Report (Date of earliest event reported)

HARTE HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 McAllister Freeway, Suite 610

San Antonio, Texas 78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Defi nitive Agreement.

On May 16, 2016, Harte Hanks, Inc.(the “Company”), entered into a Waiver and First Amendment to Credit Agreement (the “Credit Agreement Amendment”) with Wells Fargo Bank, N.A., as Administrative Agent, which waived an event of default under and amended a provision of the Company’s Credit Agreement (the “Credit Agreement”) dated March 10, 2016 with Wells Fargo Bank, N.A., as Administrative Agent.  The Credit Agreement Amendment (i) waived an event of default under the Credit Agreement caused by the Company’s failure to have a Fixed Charge Coverage Ratio of at least 1.0:1.0 measured for the 12 month period ending March 31, 2016, and (ii) amended Section 6.7 of the Credit Agreement to provide that the Company may only make Restricted Payments (as defined in the Credit Agreement) after January 1, 2017, provided that other payment conditions were satisfied.  Prior to entering into the Credit Agreement Amendment, the Company was permitted to make Restricted Payments at any time as long as after making any payment such payment conditions were satisfied.

The foregoing description of the Credit Agreement Amendment is subject to and qualified in its entirety by reference to the full text of the Credit Agreement Amendment which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits. The following exhibit is being furnished herewith.

10.1	Waiver and First Amendment to Credit Agreement dated March 10, 2016, with Wells Fargo Bank, N.A., as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte Hanks, Inc.

Dated: May 20, 2016

By:	/s/ Robert L. R. Munden
Executive Vice President,
General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

10.1	Waiver and First Amendment to Credit Agreement dated March 10, 2016, with Wells Fargo Bank, N.A., as Administrative Agent